Exhibit 10.9(c)

THIRD AMENDMENT TO THAT STANDARD SINGLE-TENANT INDUSTRIAL LEASE

NET DATED FEBRUARY 10, 2010

BY AND BETWEEN

THE CHILDS FAMILY TRUST AND THE A.J. GARDNER FAMILY TRUST AND SUBSEQUENTLY ASSIGNED TO

LEECONCEPT PARTNERS, LLC (“LESSOR”) AND

AGENDIA, INC. (“LESSEE”)

This Third Amendment to Lease dated March 16, 2020 is by and between Leeconcept Partners, LLC (“Lessor”) and Agendia, Inc. (“Lessee”).

RECITALS;

A.	Lessor and Lessee entered into that certain Lease dated February 10, 2010.

B.	Lessor and Lessee amended the original Lease January 22, 2013 for a period of two years, which expired on July 15, 2015.

C.	Lessor and Lessee amended the Second Amendment to Lease March 11, 2015 for a period of five (5) years set to expire on July 15, 2020.

D.	Lessor and Lessee each desire to further amend said Lease as outlined below.

NOW THEREFORE, for and in consideration of the foregoing, and the mutual covenants set forth below, it is agreed that said Lease is hereby modified and amended as follows:

AGREEMENT:

1.	LEASE TERM/ COMMENCEMENT:	The lease term shall be extended for five (5) years and sixteen (16) days. The effective date of this lease extension shall be July 16, 2020 and expire July 31, 2025.

2.	BASE MONTHLY RENT:	The Base Monthly Rent shall be as follows:

		July 16, 2020 - July 31, 2020 August 1, 2020 - July 31, 2021 August 1, 2021 - July 31, 2022 August 1, 2022 - July 31, 2023 August 1, 2023 - July 31, 2024 August 1, 2024 - July 31, 2025	$10,653.79 $20,150.00 $20,754.50 $21,377.14 $22,018.45 $22,679.00

3.	OPERATING EXPENSES:	Lessee shall be responsible for the operating expenses and real property taxes base on Yearly Secured Property Tax Bill associated with the Property pursuant to the lease.

1) Lessee shall slurry coat and stripe the parking lot as needed, but in no event later than July, 2022 and at the end of the extended term.

2) Current Amortization of HVAC and Roof replacement $491.72 Monthly.

		HVAC - $348.26	Start Nov. 2012 - End Oct 2024
		Roof - $143.46	Start June 2011 - End May 2023

4.	TENANT IMPROVEMENTS:	Lessor, at Lessor’s sole cost and expense, shall:

1) Remove and replace HVAC units #8 and #9.

5.	SECURITY DEPOSIT/ LETTER OF CREDIT	Lessor shall continue to hold the Security Deposit from the original Lease and the Irrevocable Letter of Credit (L/C) in the amount of $187,200.00.

6.	BROKERAGE REPRESENTATION:

Lessor and Lessee acknowledge John Collins and Jeff Hirsch of Lee & Associates-Newport Beach represent the Lessor (“Lessor’s broker”) and Ross Bourne with CBRE, Inc. is representing the Lessee (“Lessee’s broker”) and no other brokers are a party to this transaction. Lessor shall be responsible to pay six percent (6%) of the Total Lease consideration for the Lease Term. Such fees shall be paid one hundred percent (100%) upon Lease Extension execution.

Except as expressly amended above, all terms, provisions and conditions of the original Lease and those amended in the First Amended shall remain, unchanged and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease, the First Amendment, and Second Amendment the terms and provisions of this Third Amendment shall control.

In witness hereof, the parties hereto have executed this Second Amendment as of the date written below.

LESSOR:		LESSEE:

Leeconcept partners, LLC		Agendia, Inc.

By:	/s/ Samuel Malapas	By:	/s/ Mark Straley
Title:	OWNER	Title:	CEO
Date:	MARCH 19, 2020	Date:	03/18/2020

By:		By:	/s/ Kurt Becker
Title:		Title:	CFO & COO
Date:		Date:	03/18/2020